CONVERTIBLE DEBENTURE

WESTSPHERE ASSET CORPORATION

PRINCIPAL AMOUNT - ________________in Canadian Funds

  Westsphere Asset Corporation (hereinafter referred to as the "Company") a Company duly incorporated under the laws of the State of Colorado and having its registered office at Suite 800, 303 East 17th Avenue, Denver, Colorado, for value received, hereby promises to pay to _________________________ (hereinafter referred to as the Debenture-holder"), the principal sum of ____________________________(CDN) dollars in Canadian Funds interest free subject to the terms outlined as follows. As the Borrower cannot give any assurance that the Common Stock of the Company will trade on the OTC Bulletin Board or any other public market, and if at the end of one year, from the Date of Advancement the Common Stock of the Company is not listed for trading on the OTC Bulletin Board or any other public market, the Borrower shall accrue interest at the rate of seven (7%) percent per annum payable on the last day of each and every month for the remaining term of the Loan on the amount of the Principal Sum remaining.

  The Principal Sum shall become fully due two (3) years from the date the funds were advance to the Company by the Debenture holder.

  The Debenture-holder may, at its option, exercisable by notice in writing to the Company, at any time after the Date of Advancement, convert (the "Conversion") all or any part of the Principal Sum owing under this Debenture from time to time, into units of the Company at and for a deemed price of $0.20 (US Funds) per unit in the first year and $0.30 (US funds) per unit in the second and final year. Each Unit shall consist of one common share of the company and one three year non-transferable, detachable share purchase warrant entitling the Debenture-holder to acquire one additional common share in the Company at the exercise price of $0.30 (US funds) per share up to and including the expiry of twelve (12) months from the Date of Conversion and at the exercise price of $0.75 (US funds) per share up to and including the expiry of twenty-four (24) months from the Date of Conversion.

  Subject to paragraph 14 herein, the non-transferable, detachable share purchase warrant shall be substantially in the form attached hereto as Appendix "i".

  If the Company duly pays to the Debenture-holder the principal sum and interest due to or to become due an all other monies which may hereafter become owing hereunder, or the Debenture-holder has exercised its right of conversion as set out in paragraph 3 hereof, this Debenture shall thereupon become null and void.

  All monies payable hereunder shall be paid in lawful currency of the Canada, except at identified in paragraph 3, at the address of the Debenture-holder hereinbefore set out or at such other place, as the Debenture-holder shall designate in writing from time to time.

  The Company hereby represents and warrants to the Debenture-holder:

    Corporate proceedings of the Company and all other things necessary have been done to authorize and make the creation and delivery of the Debenture of the Debenture-holder legal, valid and binding upon the Company; and

    that the Company shall, at all times while this Debenture is outstanding maintain its corporate existence.

  Notwithstanding any other term hereof, the principal, interest and other monies secured by this Debenture shall become immediately due and payable in every of the events following:

    the Company defaults in the observance or performance of any provision hereof;

    an order is made or a resolution is passed or a petition is filed for the liquidation or winding-up of the Company;

    the Company commits and act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or,

    the Company ceases or demonstrates an intention to cease carrying on its business or maintain it corporate existence.

    the Company demonstrates an inability to carry on its business or maintain it in a fiscal and economical manner.

  The Company covenants with the Debenture-holder that all remedies of the Debenture-holder hereunder shall be in addition to any other remedies available to the Debenture-holder at law or in equity.

  The Debenture-holder may waive any breach or default by the Company under this Debenture, provided that no waiver or consent granted by the Debenture-holder shall bind the Debenture-holder unless it is in writing and any waiver consent given by the Debenture-holder or any failure on his part to exercise any of his rights hereunder shall be limited to the particular instance.

  If there shall occur one or more events involving the capital reorganization, reclassification, subdivision or consolidation of the capital stock of the Company, or the merger, amalgamation or other corporate combination of the Company with one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for the issued shares of the Company and such issued shares of the company are canceled, upon any conversion of the Principal Sum and interest thereon into Units hereunder after such events, and in lieu of issuing the shares which, but for such events and this provision would have been issued upon such conversion, the Company or its successor shall issue instead such number of new securities as would have been delivered in exchange for such shares if such conversion had occurred prior to the occurrence of such events; and notwithstanding the foregoing, the Company shall issue the warrants forming a part of such units, but such warrants shall be exercisable only for new securities as provided in the warrant certificate representing same.

  The Company shall not permit or effect any of the events referred to in paragraph 11 herein which result in the succession of the Company, unless prior to or simultaneously with the consummation thereof, the entity succeeding the Company acknowledges and undertakes in writing that it will be bound by and that it shall comply with this Debenture.

  As used herein, the terms "share" or "shares" shall mean and include the Company's presently authorized common voting shares without par value and shall also include any other authorized classes of shares in the capital of the Company which do not have special rights and restrictions attaching fixed dividends thereto and limiting the participation of holders of such classes in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

  The said warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

  Neither the taking of any judgment nor exercise of any power of seizure or sale shall operate to extinguish the obligation of the Company to pay the Principal Sum, interest and other monies secured by this Debenture and shall not operate as a merger of any covenant in this Debenture and shall not operate as a merger of any covenant in this Debenture, and the taking of a judgment or judgments under a covenant herein under this Debenture.

  Any notice or other document required or permitted to be given under this Debenture shall be well and sufficiently given if mailed by prepaid registered post or if delivered to the party to whom it is addressed hereinbefore set out for such party (or such other reasonable address of which notice may be given) and, if delivered, shall be deemed to have been given and effective on the day following the day on which it was delivered or, if mailed, shall be deemed to have been given and effective on the fifth (5th) business day following the day on which it was mailed.

  The Debenture-holder shall have the right to assign its interest in this Debenture in whole or in part in any manner not contrary to the applicable securities legislation.

  The Debenture shall be binding upon and shall ensure to the benefit of the parties in accordance with the laws in force from time to time in the Province of Alberta.

Signed and Delivered to the Debenture-Holder By:
____________________________________	______________________________________
(D.N. MacDonald), President)	(Date)
WESTSPHERE ASSET CORPORATION, INC.
Signed and Received by the Debenture-Holder By:
____________________________________	______________________________________
Authorized Signing Authority For:	(Date)